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                                  EXHIBIT 99.1




 FOR IMMEDIATE RELEASE CONTACT   Barry Schechter   Donald Radcliffe
                                 President         Radcliffe & Associates, Inc.

        San Diego, California **** December 11, 1996 **** SVI Holdings, Inc. (OTC/BB:SVIH) today announced that as of November 26, 1996 it has obtained a preliminary injunction against certain companies and individuals preventing the transfer of any shares that were connected to an original two million share certificate which had been pledged by the majority stockholder of the company to secure a loan whose proceeds were to go to the company.

        Barry Schechter, Chief Executive of SVI said "As soon as we became aware of the potential that sales were being made of the stock which was to be held as security for the loan, which was never funded, we went into court to prevent this activity from continuing. At the present time we are working with all parties to formulate a solution."



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